EXHIBIT 32




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      In connection with the Quarterly Report of Bella Trading Company, Inc.
(the "Company") on Form 10-QSB for the period ending March 31, 2006 as filed with the Securities and Exchange Commission (the "Report"), Sara Preston, the Chief Executive and Principal Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of her knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.



May 13, 2006                           By:  /s/ Sara Preston
                                            ----------------------------
                                            Sara Preston, Chief Executive
                                            and Principal Financial Officer